Exhibit 10.47
                                 Lease Agreement

This Lease Agreement (hereinafter referred to as "the Lease") is entered into as March 30, 2002, in the city of Shanghai, by and between SHANGHAI KAI HONG ELECTRONIC COMPANY, LIMITED (hereinafter referred to as "Party A") with its registered office at East of Chen Chun Road, XinQiao Town, SongJiang District, Shanghai, P.R.C. and SHANGHAI DING HONG ELECTRONIC EQUIPMENT LIMITED (hereinafter referred to as "Party B") with its registered office at No. 999, Chen Chun Road, XinQIao Town, SongJiang District, Shanghai, P.R.C.

Party A and Party B are collectively referred to as the Parties and each as a Party.

WHEREAS,

1. Party B represents that it is the legal owner of the Factory Building and the Utility Building (hereinafter collectively referred to as "the Buildings") with full legal power to enter into this Lease.

2. Party A agrees to lease to Party B the partial area of the first floor of the Factory Building (set forth in Exhibit One, hereinafter referred to as "Rent Area A") and the Utility Building (set forth in Exhibit Two, hereinafter referred to as "Rent Area B) in accordance with the terms and conditions of this Lease. Rent Area A and Rent Area B are collectively referred to as the Rent Areas as the area for lease in the "Phase I". Party B accepts this Lease.

3. Party B understands that there is no guarantee or obligation on the part of Party A that it will lease any portion of the Buildings other than the Rent Areas from Party B including, but not limited to the second floor and the third floor of the Building.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS,
1.       Definitions and Interpretation
                  Unless otherwise defined in this Lease, the terms used in the Lease shall only have the meanings hereunder.

1.1      "Factory Building" shall mean the building of three stories
           (Construction Number C) located in the lot No. 375 of Song Jiang District, Shanghai.

                  1.2 "Rent Area A" shall mean the first floor of the Factory Building excluding the shade area marked in the Exhibit One ("1st Floor Layout for Factory Building").

1.3 "Utility Building" shall mean the building of three stories (Construction Number) located in the lot No. 375-1 of Song Jiang
           District, Shanghai.

1.4 "Rent Area B" shall mean the first floor of the Utility Building excluding the shade area marked in the Exhibit Two ("Utility Building 1st Floor Layout").

1.5 "Effective Date" shall mean the date on which the Lease will take effect after the legal representatives or authorized representatives of the Parties affix their signatures and corporate seals on the Lease.

1.6 "Rent Term" shall mean the period of time in which Party A is entitled to use the Rent Areas and Party B is entitled to receive rent from Party A in accordance with the terms and conditions of this Lease.

2.       Gross Area of the Rent Areas
2.1 The gross area of the Rent Area A is 1233.90 square meters.

2.2 The gross area of the Rent Area B is 478.80 square meters.

3.       Rent Term
3.1 The Parties agree that the Lease Term is 5 years commencing from the date of March 1, 2002.

3.2 The Rent Term shall be automatically renewed for successive 5 year terms unless Party A gives notice of termination not less than 30 days before the expiration of any Lease Term. In its operating period, Party A has the priority to the Rent Areas defined in this Contract and Party B shall not terminate this Contract without reasonable cause and Party A's approval in written.

3.3 In the period of renewal,  the items  relating to the rental  stipulated  in
Article 4 of the Lease shall be adjusted upon consultation on the basis of the current-then index number of prices.

4.       Rental
4.1 The Parties agree that the monthly Rental of the Rent Area A shall be US$4 per square meter and for a total of US$ 4935.60.

4.2 The Parties agree that the monthly Rental of the Rent Area B shall be US$4 per square meter and for a total of US$ 1915.20.

5.       Method of Payment
         Party A shall pay the Rental in RMB Yuan according to the Medium Rate of Exchanges published by the Bank of China on the day of payment to the RMB account as prescribed by Party B before the first day of every month.

6.       Deposit
         Party A shall pay Party B a deposit amounting to US$ 6850.80 within 10 days of the effective date of the Lease.

7.       Right of First Refusal
         If, during any term of this Lease, Party B receives from a third party a bona fide, legally binding offer to rent any portion of the Buildings other than the Rent Areas, it shall notify Party A of this fact. The notice shall specify all terms in the bona fide third party offer. Party A shall then have thirty (30) days to rent that portion of the Buildings referred to in the bona fide offer on the same terms and conditions. Party B shall not rent the remaining portion of the Buildings to any third party until the thirty (30) days has expired, without Party A exercising its right of first refusal.

8.       Termination of the Lease
      If either Party terminates the Lease prior to the expiration of the Rent Term without the consent from the other Party, the former thereby shall pay damages to the latter to compensate its actual loss. The amount of damages shall include, but not be limited to the reasonable profits, out-of-pocket costs, legal fees, accounting fees and removal or relocation fees.

9.       Insurance and Repair Costs
9.1 During the term of the rental agreement, Party B shall purchase & maintain insurance coverage to cover any and all casualty damage to the Aent Areas, and shall be responsible for repairs of all structural damages to the building that are not the result of improper use by Party A. Party A shall be responsible for all repair costs arising from improper usage by Party A. If Party B cannot obtain building insurance, the Party A will be requested to obtain insurance, and Party B will reimburse Party A for all costs of such insurance coverage".

9.2 Party B shall be entitled to inspect the Rented Areas at reasonable intervals and upon reasonable notice. Party A shall provide assistance to allow such inspections.

10.      Liability for Breach of the Lease
10.1 If Party A violates Article 5 of the Lease for failing to pay the Rental, then Party A shall pay a penalty at the rate of 0.21/oo of the Rental for each day of delay.

10.2 Where Party B breaches  its  warranties  stipulated  in Article 11, Party B
shall  compensate  Party  A  for  all  of  its  losses  and  damages   including
consequential damages.

10.3  Party A shall not:
(4) sub-lease the Rented Areas or exchange the use of the Rented Areas with other parties without Party B's prior, written consent.
(5) alter the structure of the Rented Areas or damage the Rented Areas without Party B's prior, written consent.
(6) change the Lease purpose stipulated by the competent authorities without Party B's consent.

11.  Warranties
11.1 Party B hereby warrants that if the Rent Areas are sold to any third party in the Rent Term or the period of renewal, the third party shall continue to carry out the Contract. In case the third party fails to carry out the Contract, Party B shall compensate Party A for all of its losses and damages.

11.2 In case Party B mortgages the Rent Areas to the third party, any loss suffered by Party A shall be indemnified by Party B.

12.       Alteration
12.1 The lease of the area marked as "Phase II" and "Phase III" in the Exhibit One shall be discussed further to meet Party A's requirements for productivity improvement.

12.2 If the Parties  reach an  agreement  for the lease of the area set forth in
Section 11.1, the layout of the area shall be signed by the Parties as the Exhibit Three of the Lease and the Gross Area and the monthly Rental set forth in Article 2 and Article 4 shall be adjusted accordingly.

13.      Force Majeure

13.1  The definition of Force Majeure
Force Majeure shall mean all events which arise after the Effective Date which are beyond the control of the Parties, are unforeseen, unavoidable and insurmountable, and which prevent total or partial performance by either Party. Such events shall include earthquakes, typhoons, flood, fire, war, acts of government or public agencies, strikes and any other event which cannot be foreseen, prevented and controlled, including events which are recognized as Force Majeure in general international commercial practice.

13.2  Consequences of Force Majeure
d. If an event of Force Majeure occurs, the contractual obligation of a Party affected by such an event shall be suspended during the period of delay the time for performing such obligation shall be extended, without penalty, for a period equal to such suspension.

e. The Party claiming Force Majeure shall give prompt notice to the other Party in writing and shall furnish, with in fifteen (15) days thereafter, sufficient proof of the occurrence and expected duration of such Force Majeure. The Party claiming Force Majeure shall also use all reasonable efforts to mitigate or eliminate the effects of the Force Majeure.
f. In the event of Force Majeure, the Parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable efforts to minimize the consequences of such Force Majeure.

14.      The Effectiveness of the Lease
The Lease shall become effective after the legal representatives or authorized representatives of both Parties affix their signatures and company seals on the Lease.

15.      Language of the Lease
The Lease is made and executed in Chinese and English, both versions having equal validity.

16.      Settlement of Disputes

16.1  Friendly Consultations
a. In the event of any dispute, difference, controversy or claim arising out of or relating to the Lease, including any regarding the breach, termination or validity of the Lease, (a "Dispute") then upon one Party giving the other Party notice in writing of the Dispute ("Notice of Dispute"), the Parties shall attempt to resolve such Dispute through friendly consultation.

b. If the Dispute has not been resolved through friendly consultations with thirty (30) days from the Notice of Dispute, the Dispute shall be resolved by arbitration in accordance with Article 15.2. Such arbitration may be initiated by either Party.

16.2 Arbitration
The arbitration shall be conducted by Shanghai Arbitration Commission in Shanghai in accordance with its procedure rules. The arbitration award shall be final and binding on the Parties. The costs of arbitration shall be borne by the losing Party except as may be otherwise determined by the arbitration tribunal.

16.3 Continuance of performance
Except for the specified matters in dispute which are then currently being arbitrated, the Parties shall continue to perform their respective obligations under the Lease during any friendly consultations or any arbitration pursuant to this Article 15.

16.4 Separability
The provisions of this Article 15 shall be separable from the other terms of the Lease. Neither the termination nor the invalidity of the Lease shall affect the validity of the provisions of this Article 15. 17. Applicable law The validity, interpretation and implementation of the Lease and the settlement of disputes herein shall be governed by relevant PRC laws and regulations which are officially promulgated and publicly available.

18.      Miscellaneous
18.1 Any amendment to this Lease shall be in writing and duly signed by both Parties. Such Amendment shall constitute the part of the entire Lease.

18.2 Both Parties know their respective right, obligation, liability, very clearly and will execute the Lease in accordance with the provisions of the Lease. Where one Party violates the agreement, the other Party is entitled to claim damages in accordance with the Lease.

18.3 Any notice or written communication required or permitted by this Lease shall be made in writing in Chinese and English and sent by courier service. The date of receipt of a notice or communication shall be deemed to be seven (7) days after the letter is deposited with the courier service provided the deposit is evidenced by a confirmation receipt. All notices and communications shall be sent to the appropriate address set forth below, until the same is changed by notice given in writing to the other Party.

To:      Party A                   To: Party B
Address: SHANGHAI KAI HONG         Address:   SHANGHAI  DING  HONG   ELECTRONIC
COMPANY, LTD.                      ELECTRONIC EQUIPMENT, LTD.
Attn.: /s/ Joseph Liu              Attn.: /s/ Jian Y. Xing
Joseph Liu, President              Jian Y. Xing, President
Date: March 30, 2002               Date: March 30, 2002